Exhibit 99.1

Intercontinental Exchange Reports Record Fourth Quarter 2014 Adjusted EPS from Continuing Operations of $2.59, +30% year over year; Record Full Year 2014 Adjusted EPS from Continuing Operations of $9.63, +15% year over year

ATLANTA, February 5, 2015 - Intercontinental Exchange (NYSE: ICE), the leading global network of exchanges and clearing houses, today reported record financial results for the fourth quarter and full year 2014. For the quarter ended December 31, 2014, consolidated net income attributable to ICE was $288 million on $800 million consolidated revenues less transaction-based expenses. On a GAAP basis, diluted earnings per share (EPS) in the fourth quarter were $2.54 and for the full year 2014 were $8.55.

ICE’s operating results include amortization of acquisition-related intangibles, acquisition and integration related expenses, gain on our Euronext sale and our share of OCC’s full year income that are not reflective of ICE’s cash operations and core business performance. Excluding these items, net of tax, fourth quarter 2014 adjusted income from continuing operations was $294 million and adjusted diluted EPS from continuing operations were $2.59, an increase of 30% year over year. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on adjusted income from continuing operations and adjusted diluted EPS from continuing operations.

“By focusing on the requirements of our customers and delivering on our integration milestones, we achieved  record results in 2014,” said ICE Chairman and CEO Jeffrey C. Sprecher.  “We strengthened our leadership position in growth markets, including global oil, natural gas and swaps clearing. During the year we also separated Euronext, seamlessly transitioned Liffe’s markets to our exchanges and accelerated our synergy realization. We grew revenues at the New York Stock Exchange, increased market share in trading and again led in global capital raising with 129 initial public offerings. We remain focused on delivering growth and solid returns to our investors by putting the needs of our customers first.”

“Our strong cash generation and balance sheet enabled us to pursue strategic growth initiatives this year while returning nearly $1 billion of capital to shareholders through dividends and share buybacks,” said ICE CFO, Scott A. Hill. “We recorded our 18th record year in Brent volume and earned nearly $100 million in CDS clearing revenues. We continued to expand our leadership in clearing through product innovation and strategic acquisitions. At the same time, we completed nearly $290 million, or over 50%, of our synergy target by the end of 2014. The strong momentum we have established entering 2015 coupled with continued execution of our strategic initiatives and further expense reductions during 2015 support our target of once again delivering double digit earnings growth, strong cash generation and meaningful capital returns.”

Fourth Quarter 2014 Results

Fourth quarter 2014 consolidated revenues, less transaction-based expenses, were $800 million.  Included in this amount are transaction and clearing revenues, less transaction-based expenses, of $479 million.

Consolidated data services fee revenues for the fourth quarter of 2014 were $174 million, consolidated listings revenues were $95 million and consolidated other revenues were $52 million.

Consolidated operating expenses were $400 million for the fourth quarter of 2014, including $27 million in integration and deal related expenses. Consolidated operating income for the fourth quarter was $400 million and operating margin was 50%.  The effective tax rate for the fourth quarter was 29%.

Full Year 2014 Results

For the year ended December 31, 2014, consolidated revenues, less transaction-based expenses, were $3.1 billion.  Included in this amount are transaction and clearing revenues, less transaction-based expenses, of $1.9 billion.  Consolidated data services fee revenues for 2014 were $631 million, consolidated listings revenues were $367 million and consolidated other revenues were $210 million.

Consolidated 2014 income from continuing operations was $1.0 billion and diluted EPS from continuing operations were $8.46.  Adjusted income from continuing operations was $1.1 billion and adjusted diluted EPS from continuing operations were $9.63 for the year, representing a 15% increase year over year. Please refer to the reconciliation of non-GAAP financial measure included in this press release.

Consolidated operating expenses were $1.6 billion for 2014, including $124 million in integration and deal related expenses.  Consolidated operating income for 2014 was $1.4 billion and operating margin was 47%. The effective tax rate for the year was 29%.

Consolidated cash flows from operations were a record $1.5 billion for 2014. Operational capital expenditures were $91 million and capitalized software development costs totaled $78 million in 2014.  Dividends paid during 2014 were $299 million and share repurchases totaled $645 million.

As of December 31, 2014, ICE had unrestricted cash of $652 million and $3.2 billion in outstanding debt, excluding $1.1 billion reserved for the repayment of the 2015 Eurobonds.

Financial Guidance and Additional Information

■	ICE expects full year 2015 combined Data Services and Listings revenue growth of approximately $100 million, excluding acquisitions.

■	ICE expects fourth quarter 2014 acquisitions to contribute $50 million to $55 million in incremental 2015 revenues and $40 million to $45 million in incremental 2015 expenses.

■
ICE expects a full year 2015 operating expense reduction of ~$90 million, including $110 million to $115 million of synergies and $20 million to $25 million of incremental investments, excluding fourth quarter  2014 acquisitions.

■
ICE expects first quarter and full year 2015 operating expenses, excluding amortization of acquisition-related intangibles, in the range of $335 million to $340 million and $1.335 billion to $1.355 billion, respectively.  Full year operating expense guidance includes synergies, investments and acquisitions.

■	ICE expects first quarter and second quarter 2015 interest expense in the range of $23 million to $25 million, declining to the range of $20 million to $22 million in the second half of 2015.

■
ICE expects full year 2015 operational capital expenditures in the range of $165 million to $175 million.  ICE expects full year 2015 real estate capital expenditures in the range of $70 million to $80 million.

■	ICE expects full year 2015 consolidated tax rate in the range of 28% to 31%.

■
ICE’s diluted share count for the first quarter 2015 is expected to be in the range of 112 million to 113 million weighted average shares outstanding. Full year 2015 diluted share count is expected to be in the range of 112 million to 114 million weighted average shares outstanding, in each case including share repurchases through January 2015.

■
ICE declared a quarterly cash dividend of $0.65 per share for the first quarter of 2015 with a record date of March 17, 2015 and a payment date of March 31, 2015. The ex-dividend date is March 13, 2015.

Earnings Conference Call Information

ICE will hold a conference call today, February 5th, at 8:30 a.m. ET to review its fourth quarter and full year 2014 financial results. A live audio webcast of the earnings call will be available on the company’s website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 888-317-6003 from the United States, 866-284-3684 from Canada or 412-317-6061 from outside of the United States and Canada. Telephone participants are required to provide the participant entry number 2502670 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company’s website for replay.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: http://ir.theice.com/investors-and-media/supplemental-volume-info/default.aspx

Consolidated Statements of Income
(In millions, except per share amounts)

	Year Ended December 31,		Three months ended December 31,
	2014	2013	2014	2013
Revenues:
Transaction and clearing fees, net	$3,013	$1,379	$811	$480
Data services fees	631	229	174	100
Listing fees	367	33	95	33
Other revenues	210	75	52	41
Total revenues	4,221	1,716	1,132	654
Transaction-based expenses:
Section 31 fees	359	32	107	32
Cash liquidity payments, routing and clearing	770	86	225	86
Total revenues, less transaction-based expenses	3,092	1,598	800	536
Operating expenses:
Compensation and benefits	592	302	144	109
Technology and communication	188	63	53	27
Professional services	181	54	31	31
Rent and occupancy	78	39	17	16
Acquisition-related transaction and integration costs	129	143	27	111
Selling, general and administrative	143	51	39	23
Depreciation and amortization	333	156	89	56
Total operating expenses	1,644	808	400	373
Operating income	1,448	790	400	163
Other income (expense):
Interest expense	(96)	(56)	(23)	(27)
Other income (expense), net	55	(230)	35	(233)
Other income (expense), net	(41)	(286)	12	(260)
Income from continuing operations before income tax expense	1,407	504	412	(97)
Income tax expense	402	184	118	23
Income (loss) from continuing operations	1,005	320	294	(120)
Income (loss) from discontinued operations, net of tax	11	(50)	—	(50)
Net income (loss)	$1,016	$270	$294	$(170)
Net income attributable to non-controlling interest	(35)	(16)	(6)	(6)
Net income (loss) attributable to Intercontinental Exchange, Inc.	$981	$254	$288	$(176)

Basic earnings (loss) per share attributable to Intercontinental Exchange, Inc. common shareholders:
Continuing operations	$8.50	$3.88	$2.56	$(1.32)
Discontinued operations	0.10	(0.64)	—	(0.53)
Basic earnings per share	$8.60	$3.24	$2.56	$(1.85)
Diluted earnings (loss) per share attributable to Intercontinental Exchange, Inc. common shareholders:
Continuing operations	$8.46	$3.84	$2.54	$(1.31)
Discontinued operations	0.09	(0.63)	—	(0.52)
Diluted earnings per share	$8.55	$3.21	$2.54	$(1.83)
Weighted average common shares outstanding:
Basic	114	78	113	95
Diluted	115	79	113	96
Dividend per share	$2.60	$0.65	$0.65	$0.65

Consolidated Balance Sheets (in millions)

	December 31,	December 31,
	2014	2013
Assets:
Current assets:
Cash and cash equivalents	$652	$961
Short-term investments	1,200	74
Short-term restricted cash and investments	329	277
Customer accounts receivable, net	471	546
Margin deposits and guaranty funds	47,458	42,216
Prepaid expenses and other current assets	135	195
Total current assets	50,245	44,269
Property and equipment, net	874	889
Other non-current assets:
Goodwill	8,535	9,189
Other intangible assets, net	7,780	9,323
Long-term restricted cash and investments	297	161
Long-term investments	379	324
Other non-current assets	169	267
Total other non-current assets	17,160	19,264
Total assets	$68,279	$64,422

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$337	$392
Section 31 fees payable	137	85
Accrued salaries and benefits	205	304
Deferred revenue	69	58
Short-term debt	2,042	1,135
Margin deposits and guaranty funds	47,458	42,216
Other current liabilities	291	131
Total current liabilities	50,539	44,321
Non-current liabilities:
Non-current deferred tax liability, net	1,938	2,594
Long-term debt	2,247	3,923
Accrued employee benefits	516	412
Other non-current liabilities	482	469
Total non-current liabilities	5,183	7,398
Total liabilities	55,722	51,719
Redeemable non-controlling interest	165	322
Equity:
ICE shareholders’ equity:
Common stock	1	1
Treasury stock, at cost	(743)	(53)
Additional paid-in capital	9,938	9,794
Retained earnings	3,210	2,482
Accumulated other comprehensive income (loss)	(46)	125
Total ICE shareholders’ equity	12,360	12,349
Non-controlling interest in consolidated subsidiaries	32	32
Total equity	12,392	12,381
Total liabilities and equity	$68,279	$64,422

Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our U.S. generally accepted accounting principles, or GAAP, results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. We strongly recommend that investors review the U.S. GAAP financial measures included in this press release and in our Annual Report on Form 10-K, including our consolidated financial statements and the notes thereto.

Adjusted income from continuing operations for the periods presented below are calculated by adding income from continuing operations, the adjustments described below, which are not reflective of our cash operations and core business performance, and the related income tax effect. The following table reconciles income from continuing operations to adjusted income from continuing operations and calculates adjusted earnings per share from continuing operations for the period presented below (in millions except per share amounts):

			Three months	Three months
	Year ended	Year ended	ended	ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013

Income (loss) from continuing operations	$1,005	$320	$294	$(120)
Add: NYSE integration costs and banker fees	124	140	27	109
Add: Amortization of acquisition-related intangibles	131	56	33	20
Add: Cetip impairment loss	—	190	—	190
Add: Early payoff of outstanding debt	—	51	—	51
Add: Duplicate rent expenses	—	7	—	—
Less: Net gain on sale of 6% remaining ownership in Euronext	(4)	—	(4)	—
Less: Income from OCC equity investment	(26)	—	(26)	—
Less: Income tax effect related to the items above	(91)	(85)	(24)	(53)
Less: Net income from continuing operations attributable to non- controlling interest	(35)	(16)	(6)	(6)
Adjusted income from continuing operations:	$1,104	$663	$294	$191

Earnings (loss) per share from continuing operations:
Basic	$8.50	$3.88	$2.56	$(1.32)
Diluted	$8.46	$3.84	$2.54	$(1.31)

Adjusted earnings per share from continuing operations:
Adjusted basic	$9.67	$8.45	$2.60	$2.02
Adjusted diluted	$9.63	$8.38	$2.59	$2.00

Weighted average common shares outstanding:
Basic	114	78	113	95
Diluted	115	79	113	96

About Intercontinental Exchange
Intercontinental Exchange (NYSE: ICE) is the leading network of regulated exchanges and clearing houses for financial and commodity markets.  ICE delivers transparent, reliable and accessible data, technology and risk management services to markets around the world through its portfolio of exchanges, including the New York Stock Exchange, ICE Futures and Liffe.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE, New York Stock Exchange and LIFFE. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at www.intercontinentalexchange.com/terms-of-use.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE’s Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 5, 2015.  We caution you not to place undo reliance on these forward looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

Media Contact:

Brookly McLaughlin, Senior Director Communications
+1 312 836 6728
brookly.mclaughlin@theice.com

Investor Contact:

Kelly Loeffler, SVP Investor Relations & Corp. Communications
+1 770 857 4726
kelly.loeffler@theice.com

Isabel Janci, Senior Director, Investor Relations
+1 770 857 0363
isabel.janci@theice.com

Melanie Skijus, Director, Investor Relations
+1 770 857 2532
melanie.skijus@theice.com